Exhibit 10.13
AMENDED AND RESTATED INTERCREDITOR AGREEMENT
This AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "Agreement"), dated as of June 9, 2011, among COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (as assignee of JPMorgan Chase Bank, N.A.), as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the "ABL Representative") for the ABL Secured Parties (as defined below), U.S. BANK NATIONAL ASSOCIATION, ("U.S. Bank"), as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the "Term Debt Representative") for the Term Debt Secured Parties (as defined below), SMITHFIELD RECEIVABLES FUNDING LLC (the "Receivables Buyer"), COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the "Receivables Agent") under the Credit and Security Agreement (as defined below) and each of the Loan Parties (as defined below) party hereto.
RECITALS:
Smithfield Foods, Inc., a Virginia corporation ("Borrower"), certain of the Borrower's subsidiaries as guarantors, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch and certain financial institutions are parties to the Term Loan Agreement dated as July 2, 2009 (as amended by that certain First Amendment to Term Loan Agreement dated the date hereof, the "First Amendment" and such Term Loan Agreement as amended by the First Amendment, herein the "Existing Term Loan Agreement"), pursuant to which such financial institutions and other entities have made term loans to Borrower, and such term loans are guaranteed by the subsidiaries named therein (the "Prior Loan Parties").
Borrower, U.S. Bank, as trustee, the Prior Loan Parties and certain other parties are party to the Indenture dated as July 2, 2009 (the "Existing Senior Secured Notes Agreement"), pursuant to which Borrower has issued senior secured notes.
Borrower, the Prior Loan Parties, JPMorgan Chase Bank, N.A., as administrative agent, and certain financial institutions entered into that certain Amended and Restated Credit Agreement dated as of July 2, 2009 (as amended, the "Prior ABL Agreement"), pursuant to which such financial institutions and other entities made revolving loans and extended other financial accommodations to Borrower.
The Prior Loan Parties, the Term Debt Representative and JPMorgan Chase Bank, N.A., as the "ABL Representative" thereunder entered into that certain Intercreditor Agreement dated as of July 2, 2009 (the "Prior Intercreditor Agreement").
Since the execution of the Prior Intercreditor Agreement, the following transactions involving the subsidiaries who were included in the Prior Loan Parties have occurred:
(i)    Each of Gwaltney Transportation Co., Inc., LPC Transport, Inc. and Valleydale Transportation Company, Inc. has merged with and into Smithfield Transportation Co., Inc. and Smithfield Transportation Co., Inc. is the successor in interest by merger to such parties;

(ii)    Each of Farmland Distribution Inc. and North Side Foods Corp. has merged with and into Farmland Foods, Inc. and Farmland Foods, Inc. is the successor in interest by merger to such parties; and
(iii)    Each of Patrick Cudahy Incorporated, PC Express, Inc. and 814 Americas, Inc. has merged with and into Patrick Cudahy, LLC and Patrick Cudahy, LLC is the successor in interest by merger to such parties.
As a result of the foregoing, Gwaltney Transportation Co., Inc., LPC Transport, Inc., Valleydale Transportation Company, Inc., Farmland Distribution Inc., North Side Foods Corp., Patrick Cudahy Incorporated, PC Express, Inc. and 814 Americas, Inc. are no longer party to the Existing Term Loan Agreement, the Existing Senior Secured Notes Agreement, the Prior ABL Agreement and the Prior Intercreditor Agreement and no longer "Loan Parties" under the Prior Intercreditor Agreement.
Prior to the date hereof, Patrick Cudahy, LLC has been joined as subsidiary guarantor under the Existing Term Loan Agreement, the Existing Senior Secured Notes Agreement, the Prior ABL Agreement (as defined below) and has been joined as a "Loan Party" under the Prior Intercreditor Agreement pursuant to the terms of a Joinder Agreement executed pursuant thereto.
Premium Pet Health, LLC and Smithfield Global Products Inc. have each been joined as subsidiary guarantors under the Existing Term Loan Agreement (pursuant to the First Amendment), the Existing Senior Secured Notes Agreement, the Existing ABL Agreement (as defined below) and are each being joined as a "Loan Parties" hereunder pursuant to the terms hereof.
JPMorgan Chase Bank, N.A. has resigned, effective as of the date hereof, as the administrative agent under the Prior ABL Agreement and has assigned all of its right, title and interest as the "Administrative Agent" under the Prior ABL Agreement, the Prior Intercreditor Agreement and the other ABL Documents to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch ("Rabobank Nederland") as administrative agent in connection with the execution of that certain Second Amended and Restated Credit Agreement dated the date hereof among Rabobank Nederland, as administrative agent, the Loan Parties, and the financial institutions party thereto (the "Existing ABL Agreement") which amends and restates the Prior ABL Agreement in its entirety.
The Loan Parties have granted to the ABL Representative security interests and liens in the Collateral (as defined below) as security for payment and performance of the ABL Obligations.
The Loan Parties have granted to the Term Debt Representative security interests and liens in the Collateral as security for payment and performance of the Term Debt Obligations (as defined below).
The Originators (as defined below) are entering into that certain Receivables Sale Agreement dated the date hereof (the "Existing Receivables Sale Agreement") among Borrower, the Originators, the Receivables Buyer and SFFC, Inc. pursuant to which the following transactions will occur which are intended to be true sales and not secured loans: (a) on the commencement date defined therein, the Originators will transfer or otherwise convey to Borrower certain of their then outstanding Receivables (as defined below) and the related Receivables Assets (as defined below), (b) the Receivables and Receivables Assets transferred or conveyed to Borrower will be contributed by the Borrower, though one or more direct and indirect subsidiaries, to the capital of the Receivables Buyer, (c) on the commencement date defined therein certain of the Receivables and Receivables Assets of the Originators will be sold to the Receivables Buyer, and

(d) all of the Receivables and Receivables Assets of the Originators will thereafter be, on a continuous basis, sold to the Receivables Buyer (the transactions described in clauses (a) through (d) above, the "Receivables Transactions").
The Receivables Buyer has entered into that certain Credit and Security Agreement dated as of June 9, 2011, as amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, among the Receivable Buyer, Borrower, each of the lenders and co-agents from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent and letter of credit issuer thereunder (the "Existing Credit and Security Agreement") pursuant to which the lenders party thereto have committed to make advances thereunder to the Receivables Buyer from time to time the proceeds of which will be used, among other purposes, to acquire the Receivables and Receivables Assets from the Originators and the Receivables Buyer has granted Liens on the Receivables and Receivables Assets so acquired solely to the Receivables Agent for the benefit of the Receivables Secured Parties.
The ABL Representative, the Term Debt Representative, the Receivables Buyer, the Receivables Agent and the Loan Parties desire to amend and restate the Prior Intercreditor Agreement pursuant to the terms hereof to, among other things: (a) confirm that Rabobank Nederland is the ABL Representative as a result of the assignment from JPMorgan Chase Bank, N.A., (b) confirm that the Existing ABL Agreement is the ABL Agreement, (c) add the Receivables Buyer, the Receivables Agent, Premium Pet Health, LLC and Smithfield Global Products Inc. as parties hereto and (d) clarify the rights of the Secured Parties (as defined below) with respect to the Receivables Assets being (i) transferred and sold by the Originators or (ii) contributed to the Receivables Buyer pursuant to the Receivables Sale Agreement.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
SECTION 1.Definitions; Rules of Construction.
1.1    UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Records, Securities Account and Supporting Obligations.
1.2    Defined Terms. The following terms, as used herein, have the following meanings:
"ABL Agreement" means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing ABL Agreement (regardless of whether such replacement, refunding or refinancing (i) is a "working capital" facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the ABL Obligations Payment Date), any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) (a "Replacement ABL Agreement" unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder). Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.
"ABL Creditors" means, collectively, the "Lenders" and the "Secured Parties", each as defined in the ABL Agreement.
"ABL DIP Financing" has the meaning set forth in Section 5.2(a).
"ABL Documents" means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other "Loan Document" as defined in the ABL Agreement.
"ABL Guarantee" means any guarantee by any Loan Party of any or all of the ABL Obligations.
"ABL Lien" means any Lien created by the ABL Security Documents.
"ABL Obligations" means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Secured Parties, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Swap Obligations, (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Debt Secured Party, Receivables Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties, the Term Debt Secured Parties and the Receivables Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
"ABL Obligations Payment Date" means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Documents), (d) so long as the Term Debt Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Term Debt Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties and (e) so long as the Receivables Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Receivables Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties.
"ABL Priority Collateral" means all Collateral consisting of the following:
(1)    all Accounts including or in addition, the proceeds received by or owing to an Originator for the sale of any Receivables Assets to the Receivables Buyer and any Originator's other rights, claims, General Intangibles and Supporting Obligations arising under or in connection with the sale of any Receivables Assets; provided that the ABL Priority Collateral shall not include any Receivables Priority Collateral;
(2)    all Inventory;
(3)    all Capital Stock, including all the Capital Stock issued by the Receivables Buyer;
(4)    all Intellectual Property;
(5)    all Deposit Accounts (other than the Non-ABL Collateral Account and the Receivables Collection Accounts);
(6)    all cash and cash equivalents (except to the extent held or required to be held in the Non-ABL Collateral Account and the Receivables Collection Accounts);
(7)    all intercompany notes, including the Subordinated Notes payable by the Receivables Buyer and delivered under the terms of the Receivables Sale Agreement;
(8)    to the extent evidencing or governing any of the items referred to in the preceding clauses (1), (2), (3), (4), (5), (6) and (7) all Chattel Paper, Documents, Instruments, General Intangibles and Securities Accounts related thereto; provided that to the extent any of the foregoing also relates to Term Debt Priority Collateral or Receivables Priority Collateral only that portion related to the items referred to in the preceding clauses (1), (2), (3), (4), (5), (6) and (7) shall be included in the ABL Priority Collateral;
(9)    all books and records relating to the foregoing (including without limitation all books, databases, customer lists and records, whether tangible or electronic which contain any information relating to any of the foregoing); and
(10)    all Proceeds of and Supporting Obligations, including, without limitation, Letter of Credit Rights, with respect to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
"ABL Representative" has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in such Agreement.
"ABL Secured Parties" means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.
"ABL Security Documents" means the "Collateral Documents" as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as "ABL Security Documents" for purposes of this Agreement.
"Access Period" means, with respect to each parcel or item of Term Debt Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which a Representative provides the Term Debt Representative with the notice of its election to request access to such parcel or item of Term Debt Priority Collateral pursuant to Section 3.4(d) and (b) the fifth Business Day after the Term Debt Representative provides the applicable Representative with notice that the Term Debt Representative (or its agent) has obtained possession or control of such parcel or item of Term Debt Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date (the "Initial Access Date") on which the applicable Representative initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Debt Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to its associated Senior Collateral, (ii) the date on which all or substantially all of its Senior Collateral associated with such parcel or item of Term Debt Priority Collateral is sold, collected or liquidated, (iii) the such Representative's Senior Obligations Payment Date and (iv) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.
"Additional ABL Agreement" means any agreement for the incurrence of additional indebtedness that is permitted to be secured by the ABL Priority Collateral pursuant to the Loan Documents and any agreement approved for designation as such by the Representatives.
"Additional Credit and Security Agreement" means any agreement for the incurrence of additional indebtedness by the Receivable Buyer secured by the Receivables Assets and any agreement approved for designation as such by the Representatives.
"Additional Debt" has the meaning set forth in Section 11.5(b).
"Additional Receivables Agreement" means any agreement providing for the purchase of Receivables that is permitted to be secured by the Receivables Priority Collateral pursuant to the Loan Documents and any agreement approved for designation as such by the Representatives.
"Additional Senior Secured Notes Agreement" means any agreement for the issuance of senior secured notes that is permitted by Sections 6.01(b), 6.01(f) (to the extent that such issuance is to refinance debt incurred pursuant to Section 6.01(b) (or to subsequently refinance any such Section 6.01(b) refinanced debt)) or 6.01(q) of the Existing ABL Agreement (and any equivalent section of another ABL Agreement), Sections 6.08 and 6.13 of the Existing Term Loan Agreement (and any equivalent section of another Term Loan Agreement) and Sections 2.1 and 3.3 of the Existing Senior Secured Notes Agreement (and any equivalent section of another Senior Secured Notes Agreement), the Receivables Sale Agreement and any agreement approved for designation as such by the Representatives.
"Additional Term Loan Agreement" means any agreement for the incurrence of incremental term loans that is permitted by the Loan Documents and any agreement approved for designation as such by the Representatives.
"Banking Services Obligations" means, with respect to any Loan Party, any obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), owed to any ABL Secured Party (or any of its affiliates) in respect of the following bank services: (a) credit cards for commercial customers (including, without limitation, "commercial credit cards" and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
"Borrower" has the meaning set forth in the Recitals to this Agreement.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
"Collateral" means, collectively, all property upon which a Lien is granted pursuant to the Security Documents.
"Comparable Security Document" means, in relation to any Senior Collateral subject to any Senior ABL/Term Security Document, that Junior Security Document that creates a security interest in the same Senior Collateral, granted by the same Loan Party, as applicable.
"Copyrights" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
"Credit and Security Agreement" means the collective reference to (a) the Existing Credit and Security Agreement, (b) any Additional Credit and Security Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Credit and Security Agreement (regardless of whether such replacement, refunding or refinancing (i) is a "working capital" facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the Receivables Obligations Payment Date), any Additional Credit and Security Agreement or any other agreement or instrument referred to in this clause (c) (a "Replacement Credit and Security Agreement" unless such agreement or instrument expressly provides that it is not intended to be and is not a Credit and Security Agreement hereunder). Any reference to the Credit and Security Agreement hereunder shall be deemed a reference to any Credit and Security Agreement then extant.
"Enforcement Action" means, with respect to any Obligations, the exercise of any rights and remedies with respect to any Collateral securing such Obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the applicable Loan Documents, Receivables Sale Agreement or the Credit and Security Agreement or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
"Existing ABL Agreement" has the meaning set forth in the Recitals to this Agreement.
"Existing Credit and Security Agreement" has the meaning set forth in the Recitals to this Agreement.
"Existing Receivables Sale Agreement" has the meaning set forth in the Recitals to this Agreement.
"Existing Senior Secured Notes Agreement" has the meaning set forth in the Recitals to this Agreement.
"Existing Term Loan Agreement" has the meaning set forth in the Recitals to this Agreement.
"First Amendment" has the meaning set forth in the Recitals to this Agreement.
"Insolvency Proceeding" means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
"Intellectual Property" means, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks and the Licenses, and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.
"Junior Documents" shall mean, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.
"Junior Liens" shall mean (a) with respect to any ABL Priority Collateral, all Liens securing the Term Debt Obligations, (b) with respect to any Term Debt Priority Collateral, all Liens securing the ABL Obligations; and (c) with respect to any Receivables Priority Collateral, all Liens securing the Term Debt Obligations and the ABL Obligations; provided that, as between the ABL Representative and the Term Debt Representative only, all Liens securing the Term Debt Obligations in the Receivables Priority Collateral shall be "Junior Liens" with respect to the Liens securing the ABL Obligations in the Receivables Priority Collateral until the ABL Obligations Payment Date.
"Junior Obligations" shall mean (a) with respect to any ABL Priority Collateral, all Term Debt Obligations, (b) with respect to any Term Debt Priority Collateral, all ABL Obligations, and (c) with respect to any Receivables Obligations, all Term Debt Obligations and ABL Obligations; provided that, as between the Term Debt Secured Parties and the ABL Secured Parties only, with respect to the Receivables Priority Collateral, all Term Debt Obligations shall also be "Junior Obligations" with respect to the ABL Obligations until the ABL Obligations Payment Date.

"Junior Representative" shall mean (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Term Debt Representative, (b) with respect to any Term Debt Obligations or any Term Debt Priority Collateral, the ABL Representative and (c) with respect to any Receivables Obligations or any Receivables Priority Collateral, the ABL Representative until the ABL Obligations Payment Date and then the Term Debt Representative.
"Junior Secured Parties" shall mean (a) with respect to the ABL Priority Collateral, all Term Debt Secured Parties, (b) with respect to the Term Debt Priority Collateral, all ABL Secured Parties, and (c) with respect to the Receivables Priority Collateral, all Term Debt Secured Parties and ABL Secured Parties; provided that with respect to the Receivables Priority Collateral, all the Term Debt Secured Parties shall be "Junior Secured Parties" in relation to the ABL Secured Parties until ABL Obligations Payment Date.
"Junior Security Documents" shall mean with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.
"Licenses" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
"Lien Priority" means with respect to any Lien of any Representative in the Collateral, the order of priority of such Lien specified in Section 2.1.
"Loan Documents" shall mean, collectively, the ABL Documents and the Term Debt Documents.
"Loan Party" means Borrower and each direct or indirect affiliate or shareholder (or equivalent) of Borrower or any of its affiliates that is now or hereafter becomes a party to any Loan Document, but shall expressly exclude the Receivables Buyer. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
"Non-ABL Collateral Account" means the "Non-ABL Collateral Account" as defined in the Senior Secured Notes Security Documents.
"Obligations" means the ABL Obligations, the Term Debt Obligations and the Receivables Obligations.
"Originators" means Farmland Foods, Inc. a Delaware corporation, The Smithfield Packing Company, Inc., a Delaware corporation, Smithfield Global Products, Inc., a Delaware corporation, John

Morrell & Co., a Delaware corporation, Armour-Eckrich Meats LLC, a Delaware limited liability company, Premium Pet Health, LLC, a Delaware limited liability company, Patrick Cudahy, LLC, a Delaware limited liability company, and any other subsidiary of Borrower which becomes an "Originator" pursuant to the terms of the Receivables Sale Agreement.
"Patents" means with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
"Person" means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
"Post-Petition Interest" means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.
"Prior ABL Agreement" has the meaning set forth in the Recitals to this Agreement.
"Prior Intercreditor Agreement" has the meaning set forth in the Recitals to this Agreement.
"Prior Loan Parties" has the meaning set forth in the Recitals to this Agreement.
"Prior Term Loan Agreement" has the meaning set forth in the Recitals to this Agreement.
"Priority Collateral" means the ABL Priority Collateral, the Term Debt Priority Collateral or the Receivables Priority Collateral.
"Proceeds" means (a) all "proceeds," as defined in Article 9 of the Uniform Commercial Code, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including, without limitation, all proceeds of any insurance policy covering the Collateral.
"Rabobank Nederland" has the meaning set forth in the Recitals to this Agreement.
"Real Property" means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.
"Receivable" means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) (including any indebtedness, obligation or interest constituting an Account, Chattel Paper, Instrument or

General Intangible) arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation of an account debtor to pay any finance charge, interest, late payment charges or similar charges with respect thereto; provided, however, that the term "Receivable" shall exclude any indebtedness or other obligations owed to an Originator by an affiliate of an Originator that is 100% owned, directly or indirectly, by an Originator or the Receivables Buyer. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.
"Receivables Assets" means all Receivables contributed to or purchased by the Receivables Buyer under the Receivables Sale Agreement and all of the following relating thereto: all Receivables Related Security and all Receivables Collections.
"Receivables Agent" has the meaning set forth in the introductory paragraph to this Agreement.
"Receivables Buyer" has the meaning set forth in the introductory paragraph to this Agreement.
"Receivables Collection Account" means each concentration account, depository account, Receivables Lock-Box account or similar account in which any Receivables Collections are collected or deposited.
"Receivables Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all finance, interest, late payment charges or similar charges or other related amounts accruing in respect thereof and all cash proceeds of Receivables Related Security with respect to such Receivable; provided, however, that the term "Receivables Collections" shall not include (a) any payment made for the account of Borrower (in its capacity as servicer), a third-party service provider or sub-contractor whose services were not included in the amount invoiced for the applicable Receivable nor (b) any proceeds received by or owing to an Originator for the sale of any Receivables Assets to the Receivables Buyer.
"Receivables Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
"Receivables Document" means the Receivables Sale Agreement and the documentation executed and delivered in connection therewith.
"Receivables Lien" means any and all Liens created by the Receivables Documents.
"Receivables Lock-Box" means each locked postal box with respect to which a bank has executed an agreement whereby such bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.
"Receivables Obligations" means, to the extent that amounts advanced under the Receivables Sale Agreement are deemed to be loans: (a)  all principal of and interest (including without limitation any Post-

Petition Interest) and premium (if any) on all amounts advanced under the Receivables Sale Agreement to purchase Receivables thereunder, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Receivables Sale Agreement, (c) all other amounts owing by Borrower and the Originators under Receivables Sale Agreement and (d) all guarantees, performance undertakings, finance charges, indemnities, fees, expenses and other amounts payable from time to time pursuant to any of the foregoing, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Receivables Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any other Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
"Receivables Obligations Payment Date" means the first date on which (a) the Receivables Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Receivables Documents), (b) any commitment of the Receivables Buyer to purchase Receivables under the Receivables Sale Agreement has been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the Receivables Documents or the Credit and Security Agreement (other than such as have been cash collateralized or defeased in accordance with the terms of the Receivables Documents and the Credit and Security Agreement), (d) so long as the ABL Obligations Payment Date shall not have occurred, the Receivables Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Receivables Representative, and (e) so long as the Term Debt Obligations Payment Date shall not have occurred, the Receivables Representative has delivered a written notice to the Term Debt Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Receivables Representative.
"Receivables Priority Collateral" has the meaning set forth in Section 6.1(c).
"Receivables Records" means, with respect to any Receivable, all Receivables Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Receivables Related Security therefor and the Persons obligated to make payments pursuant to such Receivables Contracts.
"Receivables Related Security" means, with respect to any Receivable:
(a)    all of the applicable Originator's interest in the Inventory and Goods (including returned or repossessed Inventory or Goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
(b)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Receivables Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(c)    all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Receivables Contract related to such Receivable or otherwise,
(d)    all service contracts and other contracts and agreements associated with such Receivable,
(e)    all Receivables Records related to such Receivable,
(f)    all of the applicable Originator's right, title and interest in each Receivables Lock-Box and each Receivables Collection Account, and
(g)    all proceeds of any of the foregoing.
"Receivables Representative" means the Receivables Agent; provided that once all the obligations and indebtedness outstanding under the Credit and Security Agreement have been paid and satisfied in full, all letters of credit issued thereunder terminated and all commitments to extend credit thereunder have been terminated, the Receivables Representative shall be the Receivables Buyer.
"Receivables Sale Agreement" means the collective reference to (a) the Existing Receivables Sale Agreement and (b) any other similar receivables purchase agreement that has at any time been entered into to extend, replace, or substitute the Existing Receivables Sale Agreement (regardless of whether such replacement, refunding or refinancing (i) is a "working capital" facility, asset-based facility, revolving loan facility, term loan facility or otherwise or (ii) was entered into after the Receivables Obligations Payment Date), any Additional Receivables Agreement or any other agreement or instrument referred to in this clause (c) (a "Replacement Receivables Agreement" unless such agreement or instrument expressly provides that it is not intended to be and is not a Receivables Sale Agreement hereunder). Any reference to the Receivables Sale Agreement hereunder shall be deemed a reference to the Receivables Sale Agreement then extant.
"Receivables Secured Parties" means the Receivables Buyer, any other holders of the Receivables Obligations and any successor or assignee thereof, including any Person that holds a Lien on the rights of the Receivables Buyer under the Receivables Documents, including the Receivable Representative holding Liens under the terms of the Credit and Security Agreement.
"Receivables Security Documents" means the Receivables Sale Agreement and any other document that grants Liens in the Receivables Assets to secure the repayment of the Receivables Obligations.
"Receivables Transactions" has the meaning set forth in the Recitals to this Agreement.
"Replacement ABL Agreement" has the meaning set forth in the definition of "ABL Agreement."
"Replacement Receivables Agreement" has the meaning set forth in the definition of "Receivables Sale Agreement".
"Replacement Senior Secured Notes Agreement" has the meaning set forth in the definition of "Senior Secured Notes Agreement."

"Replacement Term Loan Agreement" has the meaning set forth in the definition of "Term Loan Agreement."
"Representatives" means the ABL Representative, the Term Debt Representative and the Receivables Representative.
"Secured Obligations" shall mean the ABL Obligations, the Receivables Obligations and the Term Debt Obligations.
"Secured Parties" means the ABL Secured Parties, the Receivables Secured Parties and the Term Debt Secured Parties. Any reference to "its Secured Parties" herein in relation to any Representative shall mean the Secured Parties that such Representative represents.
"Secured Party Group" means the ABL Secured Parties, the Receivables Secured Parties or the Term Debt Secured Parties. Any reference to "its Secured Party Group" herein in relation to any Representative shall mean the Secured Party Group that such Representative represents.
"Security Documents" means, collectively, the ABL Security Documents, the Receivables Security Documents and the Term Debt Security Documents.
"Sellers" has the meaning set forth in Section 8.2.
"Senior ABL/Term Security Documents" shall mean with respect to the ABL Secured Parties and the Term Debt Secured Parties, the Security Documents that secure the ABL Obligations or the Term Debt Obligations, as applicable.
"Senior Collateral" shall mean with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.
"Senior Documents" shall mean, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.
"Senior Liens" shall mean (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations, (b) with respect to the Term Debt Priority Collateral, all Liens securing the Term Debt Obligations and (c) with respect to the Receivables Priority Collateral, all Liens securing the Receivables Obligations until the Receivables Obligations Payment Date, then all Liens securing the ABL Obligations until the ABL Obligations Payment Date and then all Liens securing the Term Debt Obligations.
"Senior Obligations" shall mean (a) with respect to any ABL Priority Collateral, all ABL Obligations, (b) with respect to any Term Debt Priority Collateral, all Term Debt Obligations and (c) with respect to all Receivables Priority Collateral, all Receivables Obligations until the Receivables Obligations Payment Date, then the ABL Obligations until the ABL Obligations Payment Date and then the Term Debt Obligations.
"Senior Obligations Payment Date" shall mean (a) with respect to ABL Obligations, the ABL Obligations Payment Date, (b) with respect to any Term Debt Obligations, the Term Debt Obligations Payment

Date and (c) with respect to any Receivables Obligations, the Receivables Obligations Payment Date.
"Senior Representative" shall mean (a) with respect to any ABL Priority Collateral, the ABL Representative, (b) with respect to any Term Debt Priority Collateral, the Term Debt Representative and (c) with respect to any Receivables Priority Collateral, the Receivables Representative until the Receivables Obligations Payment Date and then the ABL Representative.
"Senior Secured Notes" means the senior secured notes of Borrower issued and sold on or after the "Issue Date" (as defined in the Senior Secured Notes Agreement) pursuant to the Senior Secured Notes Documents and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Secured Notes Agreement.
"Senior Secured Notes Agreement" means the collective reference to (a) the Existing Senior Secured Notes Agreement, (b) any Additional Senior Secured Notes Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Senior Secured Notes Agreement, any Additional Senior Secured Notes Agreement or any other agreement or instrument referred to in this clause (c) (a "Replacement Senior Secured Notes Agreement" unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Secured Notes Agreement hereunder). Any reference to the Senior Secured Notes Agreement hereunder shall be deemed a reference to any Senior Secured Notes Agreement then extant.
"Senior Secured Notes Documents" means the Senior Secured Notes Agreement, the Senior Secured Notes Security Documents, the purchase agreement among Borrower, the guarantors party thereto, and the initial purchasers thereunder with respect to the Senior Secured Notes and all other agreements, instruments and other documents (including collateral documents with respect thereto) pursuant to which the Senior Secured Notes have been or will be issued or otherwise setting forth the terms of the Senior Secured Notes.
"Senior Secured Notes Obligations" means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Senior Secured Notes Agreement or any Term Debt DIP Financing by the Senior Secured Notes Secured Parties, and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Senior Secured Notes Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Senior Secured Notes Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.
"Senior Secured Notes Obligations Payment Date" means the first date on which (a) the Senior Secured Notes Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full, (b) all commitments to extend credit under the Senior Secured Notes Documents have been terminated, (c) so long as the ABL Obligations Payment Date shall not have occurred, the Term Debt Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Senior Secured Notes Secured Parties, and (d) so long as the Receivables Obligations Payment Date shall not have occurred, the Term Debt

Representative has delivered a written notice to the Receivables Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Senior Secured Note Secured Parties.
"Senior Secured Notes Secured Parties" means the Term Debt Secured Parties holding Senior Secured Notes Obligations.
"Senior Secured Notes Security Documents" means the Term Debt Security Agreement, the other "Collateral Documents" as defined in the Senior Secured Notes Agreements and any documents that are designated under the Senior Secured Notes Agreement as "Collateral Documents" for purposes of this Agreement.
"Senior Secured Parties" shall mean (a) with respect to the ABL Priority Collateral, all ABL Secured Parties, (b) with respect to the Term Debt Priority Collateral, all Term Debt Secured Parties and (c) with respect to the Receivables Priority Collateral, the Receivables Secured Parties until the Receivables Obligations Payment Date and then the ABL Secured Parties.
"Senior Security Documents" shall mean with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.
"Swap Obligations" means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Creditor (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions or any and all cancellations, buy backs, reversals, terminations or assignments of any these transactions.
"Term Debt Agreement" means the collective reference to (a) the Term Loan Agreement and (b) the Senior Secured Notes Agreement.
"Term Debt DIP Financing" has the meaning set forth in Section 5.2(b).
"Term Debt Documents" means each Senior Secured Notes Document and Term Loan Document.
"Term Debt Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated July 2, 2009 among the Loan Parties, U.S Bank, as collateral agent, U.S. Bank as trustee for the Senior Secured Notes and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. "Rabobank Nederland", New York Branch, as administrative agent under the Existing Term Loan Agreement.
"Term Debt Lien" means any Lien created by the Term Debt Security Documents.
"Term Debt Obligations" means the Senior Secured Notes Obligations and the Term Loan Obligations.
"Term Debt Obligations Payment Date" means the first date on which (a) Senior Secured Notes Obligations Payment Date and (b) the Term Loan Obligations Payment Date have occurred.

"Term Debt Priority Collateral" means all Collateral other than the ABL Priority Collateral and the Receivables Priority Collateral; provided, however, "Term Debt Priority Collateral" shall not include Proceeds from the disposition of any Term Debt Priority Collateral to the extent such Proceeds are not required to be deposited in the Non-ABL Collateral Account or not required to be applied to the mandatory prepayment or repurchase of the Term Debt Obligations pursuant to the Term Debt Documents, unless such Proceeds arise from a disposition of Term Debt Priority Collateral resulting from Enforcement Action taken by the Term Debt Secured Parties permitted by this Agreement. If such Proceeds are required to be deposited in the Non-ABL Collateral Account or are required to be applied to the mandatory prepayment or repurchase of the Term Debt Obligations or arise from a disposition of Term Debt Priority Collateral resulting from an Enforcement Action, such Proceeds shall not be included in the ABL Priority Collateral nor the Receivables Priority Collateral (notwithstanding anything in the definition thereof to the contrary, including anything in the definition of Accounts to the contrary) and shall be Term Debt Priority Collateral. With respect to Proceeds deposited in the Non-ABL Collateral Account only, such Proceeds shall be Term Debt Priority Collateral until such time as the use of such Proceeds is no longer restricted by the Term Debt Documents unless they have been applied to the payment of the Term Debt Obligations.
"Term Debt Representative" has the meaning set forth in the introductory paragraph hereof. The Term Debt Representative shall be the Person identified as the "Collateral Agent" in the Term Debt Intercreditor Agreement.
"Term Debt Secured Parties" means the "Secured Parties" as defined under the Term Debt Security Agreement.
"Term Debt Security Agreement" means the Pledge and Security Agreement entered into as of July 2, 2009 by and between Borrower, and the other Persons listed on the signature pages thereof, as guarantors, and U.S. Bank, in its capacity as collateral agent for the secured parties.
"Term Debt Security Documents" means the Senior Secured Notes Security Documents and the Term Loan Security Documents.
"Term Loan Agreement" means the collective reference to (a) the Existing Term Loan Agreement, (b) any Additional Term Loan Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has at any time been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (c) (a "Replacement Term Loan Agreement" unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder). Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.
"Term Loan Documents" means each Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other "Loan Document" as defined in the Term Loan Agreement.
"Term Loan Guarantee" means any guarantee by any Loan Party of any or all of the Term Loan Obligations.
"Term Loan Obligations" means (a) all principal of and interest (including without limitation any

Post-Petition Interest), prepayment penalty and premium (if any) on all indebtedness under the Term Loan Agreement or any Term Debt DIP Financing by the Term Loan Secured Parties, and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.
"Term Loan Obligations Payment Date" means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash or cash collateralized in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, (c) so long as the ABL Obligations Payment Date shall not have occurred, the Term Debt Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties, and (d) so long as the Receivables Obligations Payment Date shall not have occurred, the Term Debt Representative has delivered a written notice to the Receivables Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.
"Term Loan Secured Parties" means the Term Debt Secured Parties holding Term Loan Obligations.
"Term Loan Security Documents" means the Term Debt Security Agreement, all other "Collateral Documents" as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as "Term Loan Security Documents" for purposes of this Agreement.
"Trademarks" means with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof, all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
"Unasserted Contingent Obligations" shall mean, at any time, ABL Obligations, Receivables Obligations or Term Debt Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities at such time excluding: (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation, Receivables Obligations or Term Debt Obligation, as applicable, (b) with respect to ABL Obligations and the Receivables Obligations, contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made and (c), in the case of ABL Obligations, Receivables Obligations or Term Debt Obligations, as applicable, for indemnifications for which no notice for indemnification has been issued by the indemnitee.

"Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
"U.S. Bank" has the meaning set forth in the introductory paragraph hereof.
1.3    Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2.    Lien Priority.
2.1    Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, each Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:
(a)    any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and
(b)    any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.
2.2    Prohibition on Contesting Liens. In respect of any Collateral, each Junior Representative, on behalf of each Junior Secured Party, agrees that it shall not, and hereby waives any right to:
(a)    contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or
(b)    demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3    Nature of Obligations.
(a)    ABL Obligations. The Term Debt Representative on behalf of itself and the other Term Debt Secured Parties, the Receivables Buyer and the Receivables Representative (on behalf of itself and the other Receivables Secured Parties that the Receivables Representative represents) each acknowledge that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently reborrowed, and that the terms of the ABL Obligations and any ABL Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Debt Secured Parties or Receivables Secured Parties and without affecting the provisions hereof.
(b)    Term Debt Obligations. The ABL Representative on behalf of itself and the other ABL Secured Parties, the Receivables Buyer and the Receivables Representative (on behalf of itself and the other Receivables Secured Parties that the Receivables Representative represents) each acknowledge that Term Debt Obligations may be replaced or refinanced and the amount of any Term Debt Obligations may be increased, reduced, or repaid, and any Term Debt Document or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time, and that the aggregate amount of the Term Debt Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the ABL Secured Parties or Receivables Secured Parties and without affecting the provisions hereof.
(c)    Receivables Obligations. The Term Debt Representative on behalf of itself and the other Term Debt Secured Parties and the ABL Representative on behalf of itself and the other ABL Secured Parties each acknowledge and agree that the sales of the Receivables Assets by the Originators to the Receivables Buyer pursuant to the Receivables Sale Agreement are intended on being treated as true and absolute sales by the Originators and purchases by the Receivables Buyer and not as loans. However, to the extent the amounts paid to the Originators pursuant to the Receivables Sale Agreement are deemed to be loans, a portion of the Receivables Obligations may represent debt that is revolving in nature. In addition, the amount of the Receivables Obligations may be outstanding at any time or from time to time may be increased, reduced or repaid and subsequently re-advanced. The terms of the Receivables Obligations, the Credit and Security Agreement and any Receivables Sale Agreement or any provision thereof may be waived, modified, extended, amended, restated or supplemented from time to time and the aggregate amount of the Receivables Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Term Debt Secured Parties or the ABL Secured Parties and without affecting the provisions hereof.
(d)    No Modification of Lien Priorities. The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations, the Term Debt Obligations or the Receivables Obligations, or any portion thereof.
2.4    No New Liens. (i) Term Debt Secured Parties. Until the ABL Obligations Payment Date, no Term Debt Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Debt Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein. If any Term Debt Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Debt Obligation which assets are not also subject to the Lien of the ABL Representative under the

ABL Documents, subject to the Lien Priority set forth herein, then the Term Debt Representative (or the relevant Term Debt Secured Party) shall, without the need for any further consent of any other Term Debt Secured Party and notwithstanding anything to the contrary in any other Term Debt Document be deemed to also hold and have held such lien for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.
(b)    ABL Secured Parties. Until the Term Debt Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to a Lien under the Term Debt Documents, subject to the Lien Priority set forth herein. If any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to a Lien under the Term Debt Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such lien for the benefit of the Term Debt Representative as security for the Term Debt Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Debt Representative in writing of the existence of such Lien.
(c)    Receivables Secured Parties. Until the Term Debt Obligations Payment Date and the ABL Obligations Payment Date, no Receivables Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Receivables Obligation except for the Receivables Assets. If any Receivables Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Receivables Obligation other than the Receivables Assets which are not also subject to a Lien under the Term Debt Documents and the ABL Documents, subject to the Lien Priority set forth herein, then the Receivables Buyer shall, without the need for any further consent of any other Secured Party and notwithstanding anything to the contrary in any other ABL Document or Term Debt Document be deemed to also hold and have held such lien for the benefit of the Term Debt Representative as security for the Term Debt Obligations and the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Debt Representative and the ABL Representative in writing of the existence of such Lien.
2.5    Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents, the Receivables Documents and the Term Debt Security Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Term Debt Obligations, ABL Obligations and the Receivables Obligations are fundamentally different from one another and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties, Receivables Secured Parties and the Term Debt Secured Parties in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties, Receivables Secured Parties and the Term Debt Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims, Receivables Obligation claims and Term Debt Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral, Receivables Priority Collateral or Term Debt Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the ABL Secured Parties, Receivables Secured Parties or the Term Debt Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that are available from each pool of Priority Collateral for each of the ABL Secured Parties, Receivables Secured Parties and the Term Debt Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
2.6    Agreements Regarding Actions to Perfect Liens. (i) The ABL Representative agrees on behalf of itself and the other ABL Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, "mortgages") now or hereafter filed against Real Property in favor of or for the benefit of the ABL Representative shall contain the following notation: "The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to U.S. Bank National Association, as Term Debt Representative, in accordance with the provisions of the Intercreditor Agreement dated as of July 2, 2009, as amended from time to time."
(b)    Each Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or "control" (as defined in the Uniform Commercial Code) over Collateral pursuant to its applicable Loan Documents, with respect to the Receivables Buyer, the Receivables Sale Agreement or with respect to the Receivables Representative, the Credit and Security Agreement, such possession or control is also for the benefit of the other Secured Parties who have a Lien thereon, solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on any Representative (or any third party acting on either such Person's behalf) with respect to such Collateral or provide any Representative or any other Secured Party, with any rights with respect to such Collateral beyond those specified in this Agreement and the applicable Loan Documents, the Receivables Sale Agreement or Credit and Security Agreement to which each is a party, provided that:
(i)    subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Debt Obligations Payment Date shall not have occurred), the ABL Representative shall (A) deliver to the Term Debt Representative, at the Loan Parties' sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Debt Documents or (B) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs;
(ii)    subsequent to the occurrence of the Term Debt Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Debt Representative shall (A) deliver to the ABL Representative, at the Loan Parties' sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs; and
(iii)    subsequent to the occurrence of the Receivables Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Receivables Representative shall (A) deliver to the ABL Representative, at the Loan Parties' sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Receivables Documents, (B) if the ABL Obligations Payment Date shall have occurred and the Term

Debt Obligations Payment Date shall not have occurred, deliver to the Term Debt Representative, at the Loan Parties' sole cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Receivables Documents or (C) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs;
provided, further, that (i) prior to the occurrence of the Term Debt Obligations Payment Date, upon the request of the Term Debt Representative or the Company, the ABL Representative, Receivables Representative and the Receivables Buyer shall turn over to the Term Debt Representative any Term Debt Priority Collateral of which it has physical possession, (ii) prior to the occurrence of the ABL Obligations Payment Date, upon the request of the ABL Representative or the Company, the Term Debt Representative, Receivables Representative and the Receivables Buyer shall turn over to the ABL Representative any ABL Priority Collateral of which it has physical possession; and (iii) prior to the occurrence of the Receivables Obligations Payment Date, upon the request of the Receivables Buyer, the Receivables Representative or the Company, the Term Debt Representative and the ABL Representative shall turn over to the Receivables Representative any Receivables Assets or Receivables Priority Collateral of which it has physical possession.
The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Parties and shall not impose on any Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
SECTION 3.    Enforcement Rights.
3.1    Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents.
3.2    Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.1:
(i)    they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;
(ii)    they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior

Secured Party;
(iii)    they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);
(iv)    they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;
(v)    they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral; and
(vi)    they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral.
3.3    Judgment Creditors. In the event that any Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing its Obligations are subject to the terms of this Agreement.
3.4    Cooperation; Sharing of Information and Access.
(a)    Cooperation. Each Representative, on behalf of itself and its Secured Parties, agrees that each of them shall take such actions as any other Representative (the "requesting Representative") shall request in connection with the exercise by such requesting Representative of its rights set forth herein in respect of their Senior Collateral.
(b)    Sharing of Information, Books and Records. In the event that a Representative (a "first Representative") or one of its Secured Parties shall, in the exercise of its rights under the Loan Documents or the Receivables Sale Agreement (or with respect to the Receivables Representative, the Credit and Security Agreement) or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any other Representative, such other Representative's Secured Parties, or the Senior Collateral of such other Representative, the first Representative shall promptly notify the other applicable Representative of such fact and, upon request from such other Representative and as promptly as practicable thereafter, either make available to the such Representative such books and records for inspection and duplication or provide to the such Representative copies thereof.

(c)    Grant of License in Intellectual Property. The ABL Representative hereby irrevocably grants the Term Debt Representative a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the ABL Representative's interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the Term Debt Representative and Term Debt Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the Term Debt Priority Collateral in connection with the liquidation, disposition or realization upon the Term Debt Priority Collateral in accordance with the terms and conditions of the Term Debt Security Documents and the other Term Debt Documents. The ABL Representative hereby irrevocably grants the Receivables Buyer a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the ABL Representative's interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the Receivables Buyer and other Receivables Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the Receivables Priority Collateral in connection with the liquidation, disposition or realization upon the Receivables Priority Collateral in accordance with the terms and conditions of the Receivables Documents. The ABL Representative agrees that any sale, transfer or other disposition of any of the Loan Parties' Intellectual Property (whether by foreclosure or otherwise) will be subject to the other Secured Party's rights as set forth in this Section 3.4(c).
(d)    Access Rights. If the Term Debt Representative, or any agent or representative thereof, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Term Debt Priority Collateral, the Term Debt Representative shall promptly notify the other Representatives in writing of that fact, and each of the other Representatives shall, within ten Business Days thereafter, notify the Term Debt Representative in writing as to whether it desires to exercise access rights under this Agreement. In addition, if a Representative or any agent or representative of a Representative or any receiver, shall obtain possession or physical control of any of the Term Debt Priority Collateral in connection with an Enforcement Action, then such Representative shall promptly notify the Term Debt Representative that it is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance. Upon delivery of such notice by a Representative to the Term Debt Representative, the applicable Representative and the Term Debt Representative shall confer in good faith to coordinate with respect to the such Representative's exercise of such access rights, with such access rights to apply to any parcel or item of Term Debt Priority Collateral access to which is reasonably necessary to enable: (i) the ABL Representative during normal business hours to convert ABL Priority Collateral consisting of raw materials and work-in-process into saleable finished goods and/or to transport such ABL Priority Collateral to a point where such conversion can occur, to otherwise prepare ABL Priority Collateral for sale and/or to arrange or effect the sale of ABL Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business and (ii) the Receivables Buyer, the Receivables Representative and the other Receivables Secured Parties during normal business hours to prepare Receivables Priority Collateral for sale and/or to arrange or effect the sale or collection of Receivables Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of "Access Period," access rights will apply to differing parcels or items of Term Debt Priority Collateral at differing times and different Representatives, in which case, a differing Access Period will apply to each such parcel, items and Representative. During any pertinent Access Period, the applicable Representative and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item the Term Debt Priority Collateral for the purposes described above. Each Representative granted access shall take proper and reasonable care under the circumstances of any Term Debt Priority Collateral that is used by such Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by such Representative or its agents, representatives or designees and each Representative granted access shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the Term Debt Priority Collateral. Any Representative granted access to the Term Debt Priority Collateral shall indemnify and hold harmless the Term Debt Representative and the Term Debt Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that no such Representative will be liable for any diminution in the value of Term Debt Priority Collateral caused by the absence of their Senior Collateral therefrom. Each Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Debt Representative to show the Term Debt Priority Collateral to prospective purchasers and to ready the Term Debt Priority Collateral for sale. Consistent with the definition of the term "Access Period," if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits a Representative from exercising any of its rights hereunder, then the Access Period granted to such Representative under this Section 3.4 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4. The Term Debt Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Debt Priority Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable another Representative to convert, transport or arrange to sell it Senior Collateral as described above.
3.5    No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6 hereof, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.
3.6    Actions Upon Breach. (i) If any Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Collateral, such Loan Party, with the prior written consent of the Representatives of the other Secured Parties, may interpose as a defense or dilatory plea the making of this Agreement, and any such other Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.
(b)    Should any Secured Party (a "breaching Secured Party"), contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any other Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such breaching Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Representative on behalf of its Secured Parties that (i) the other Secured Parties' damages from the breaching Secured Party's actions may at that time be difficult to ascertain and may be irreparable and (ii) each breaching Secured Party waives any defense that the Loan Parties and/or any other Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
SECTION 4.    Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.
4.1    Application of Proceeds.

(a)    Application of Proceeds of Senior Collateral. The Senior Representative and Junior Representative hereby agree that all Senior Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Senior Collateral shall be applied:
first, to the payment of costs and expenses (including reasonable attorneys fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date, third, to the payment of the Junior Obligations in accordance with the Junior Documents, and fourth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
All Proceeds of any sale of a Loan Party as a whole, or substantially all of the assets of any Loan Party where the consideration received is not allocated by type of asset, in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows under clause "second" above: first, to the Receivables Representative for application to the Receivables Obligations in accordance with the terms of the Receivables Documents and the Credit and Security Agreement, up to the amount of the book value of the Receivables Priority Collateral disposed of in such sale and to the ABL Representative for application to the ABL Obligations in accordance with the terms of the ABL Documents, up to the amount of the book value of the ABL Priority Collateral disposed of in such sale or owned by such Loan Party (in the case of a sale of such Loan Party as a whole), pro rata as between the Receivables Representative and the ABL Representative based on the book value of their respective Priority Collateral and second to the Term Debt Representative for application to the Term Debt Obligations in accordance with the terms of the Term Debt Documents to the extent such Proceeds exceed the book value of the ABL Priority Collateral and the Receivables Priority Collateral.

(b)    Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to any Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.
(c)    Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).
4.2    Releases of Liens.
(a)    ABL Priority Collateral.

(i)    Upon any release, sale or disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date, and any release of the ABL Lien after the occurrence and during the continuance of any event of default under the Term Debt Agreement) on any ABL Priority Collateral, the Term Debt Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Priority Collateral is permitted pursuant to the terms of the Term Debt Documents. Without limiting the generality of the foregoing, the Term Debt Representative acknowledges that all Liens in the Capital Stock of Unrestricted Subsidiaries (as defined in the ABL Documents) have been released by the ABL Representative and as a result, no Capital Stock of Unrestricted Subsidiaries is Collateral and all Term Debt Liens in such Capital Stock are hereby released.
(ii)    Upon any release, sale or disposition of ABL Priority Collateral pursuant to any Enforcement Action that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral pursuant to any Enforcement Action, the Term Debt Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).
(iii)    The Term Debt Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Representative shall request in writing to evidence any release of the Term Debt Lien described herein. The Term Debt Representative hereby appoints the ABL Representative and any officer or duly authorized person of the ABL Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Debt Representative and in the name of the Term Debt Representative or in the ABL Representative's own name, from time to time, in the ABL Representative's sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(b)    Term Debt Priority Collateral.
(i)    Upon any release, sale or disposition of Term Debt Priority Collateral permitted pursuant to the terms of the Term Debt Documents that results in the release of the Term Debt Lien (other than release of the Term Debt Lien due to the occurrence of the Term Debt Obligations Payment Date, and any release of the Term Debt Lien after the occurrence and during the continuance of any event of default under the ABL Agreement) on any Term Debt Priority Collateral, the ABL Lien on such Term Debt Priority Collateral (excluding any portion of the proceeds of such Term Debt Priority Collateral remaining after the Term Debt Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Term Debt Priority Collateral is permitted pursuant to the terms of the ABL Documents.
(ii)    Upon any release, sale or disposition of Term Debt Priority Collateral pursuant to any Enforcement Action that results in the release of the Term Debt Lien (other than release of the Term Debt Lien due to the occurrence of the Term Debt Obligations Payment Date) on any Term Debt Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Debt Priority Collateral (excluding any portion of the proceeds of such Term Debt Priority Collateral remaining after the Term Debt Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Debt Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of Term Debt Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).
(iii)    The ABL Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Debt Representative shall request in writing to evidence any release of the ABL Lien described herein. The ABL Representative hereby appoints the Term Debt Representative and any officer or duly authorized person of the Term Debt Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Representative and in the name of the ABL Representative or in the Term Debt Representative's own name, from time to time, in the Term Debt Representative's sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(c)    Receivables Priority Collateral.
(i)    Upon any release, sale or disposition of Receivables Priority Collateral permitted pursuant to the terms of the Receivables Documents that results in the release of the Receivables Lien (other than release of the Receivables Lien due to the occurrence of the Receivables Obligations Payment Date, and any release of the Receivables Lien after the occurrence and during the continuance of any event of termination under the Receivables Sale Agreement) on any Receivables Priority Collateral, the (A) ABL Lien on such Receivables Priority Collateral (excluding any portion of the proceeds of such Receivables Priority Collateral remaining after the Receivables Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Receivables Priority Collateral is permitted pursuant to the terms of the ABL Documents and (B) the Term Debt Lien on such Receivables Priority Collateral (excluding any portion of the proceeds of such Receivables Priority Collateral remaining after the Receivables Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Receivables Priority Collateral is permitted pursuant to the terms of the Term Debt Documents.
(ii)    Upon any release, sale or disposition of Receivables Priority Collateral pursuant to any Enforcement Action that results in the release of the Receivables Lien (other than release of the

Receivables Lien due to the occurrence of the Receivables Obligations Payment Date) on any Receivables Priority Collateral pursuant to any Enforcement Action, (A) the ABL Lien on such Receivables Priority Collateral (excluding any portion of the proceeds of such Receivables Priority Collateral remaining after the Receivables Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Receivables Priority Collateral are applied in accordance with Section 4.1(a) and (B) the Term Debt Lien on such Receivables Priority Collateral (excluding any portion of the proceeds of such Receivables Priority Collateral remaining after the Receivables Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Receivables Priority Collateral are applied in accordance with Section 4.1(a).
(iii)    The ABL Representative and the Term Debt Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Receivables Representative shall request in writing to evidence any release of the ABL Lien and Term Debt Liens described herein. Each of the ABL Representative and the Term Debt Representative hereby appoints the Receivables Representative and any officer or duly authorized person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Representative and the Term Debt Representative, as applicable and in the name of the applicable Representative or in such Representative's own name, from time to time, in the Receivables Representative's sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
4.3    Certain Real Property Notices; Insurance. (i) The Term Debt Representative shall give the ABL Representative at least 30 days notice prior to commencing any Enforcement Action against any Real Property owned by any Loan Party at which ABL Priority Collateral is stored or otherwise located or to dispossess any Loan Party from such Real Property.
(b)    Proceeds of Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The Representatives shall be named as additional insureds and loss payees with respect to all insurance policies relating to Collateral. The ABL Representative shall have the sole and exclusive right, as against the other Representatives, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Debt Representative shall have the sole and exclusive right, as against the other Representatives, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Debt Priority Collateral. The Receivables Representative shall have the sole and exclusive right, as against the other Representatives, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Receivables Priority Collateral. All proceeds of such insurance shall be remitted to the applicable Representative and each Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.
SECTION 5.    Insolvency Proceedings.
5.1    Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior

Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that each Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.
5.2    Financing Matters.
(a)    ABL DIP Financing. If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, "ABL DIP Financing"), then each other Representative agrees, on behalf of itself and its Secured Parties, that each such Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide "adequate protection" for such Representative's Lien on the Collateral to secure its Obligations or on any other grounds and (y) will not request any adequate protection solely as a result of such ABL DIP Financing except as set forth in Section 5.04 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) its Liens on any ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the its Liens are subordinated to the ABL Liens hereunder (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any "carve-out" agreed to by the ABL Representative or the other ABL Secured Parties, so long as (x) the such Representative retains their Lien on the Collateral to secure the their Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the its Senior Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the such Representative on such Representative's Senior Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Senior Collateral of another Representative, (1) such replacement or adequate protection Lien on such post-petition assets which are part of another Representative's Senior Collateral is junior and subordinate to the Lien in favor of such Representative on such Senior Collateral and (2) the applicable Representative also receives a replacement or adequate protection Lien on such post-petition assets of the debtor to secure the its Obligations. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Senior Collateral of another Secured Party Group and nothing contained herein shall be deemed to be a consent by any Secured Parties to any adequate protection payments using its Senior Collateral.

(b)    Term Debt DIP Financing. If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Debt Obligations Payment Date, and if the Term Debt Representative or the other Term Debt Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, "Term Debt DIP Financing"), then each other Representative agrees, on behalf of itself and its other Secured Parties, that each such Secured Party (i) (x) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Debt DIP Financing on the grounds of a failure to provide "adequate protection" for the such Representative's Lien on the Collateral to secure its Obligations or on any other grounds and (y) will not request any adequate protection solely as a result of such Term Debt DIP Financing except as set forth in Section 5.04 below and (ii) will subordinate (and will be deemed hereunder to have subordinated) its Liens on any Term Debt Priority Collateral (A) to such Term Debt DIP Financing on the same terms as the its Liens are subordinated to the Term Debt Liens hereunder (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Debt Secured Parties and (C) to any "carve-out" agreed to by the Term Debt Representative or the other Term Debt Secured Parties, so long as (x) the applicable Representative retains its Lien on the Collateral to secure its Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to its Senior Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Debt DIP Financing is junior and subordinate to the Lien of the such Representative on its Senior Collateral, (y) all Liens on Term Debt Priority Collateral securing any such Term Debt DIP Financing shall be senior to or on a parity with the Liens of the Term Debt Representative and the Term Debt Secured Parties securing the Term Debt Obligations on Term Debt Priority Collateral and (z) if the Term Debt Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Debt Obligations, and such replacement or adequate protection Lien is on any of the Senior Collateral of a Representative, (1) such replacement or adequate protection Lien on such post-petition assets which are part of such Representative's Senior Collateral is junior and subordinate to the Lien in favor of such Representative on its Senior Collateral and (2) such Representative also receives a replacement or adequate protection Lien on such post-petition assets of the debtor to secure its Obligations. In no event will any of the Term Debt Secured Parties seek to obtain a priming Lien on any of the Senior Collateral of another Representative, and nothing contained herein shall be deemed to be a consent by any Secured Parties to any adequate protection payments using a Secured Parties Senior Collateral.
(c)    Bankruptcy Liens Subject to this Agreement. All Liens granted to a Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
5.3    Relief From the Automatic Stay. Until the Senior Obligations Payment Date applicable to an Obligation, each Representative agrees, on behalf of itself and the its other Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of Senior Collateral securing such Obligations, without the prior written consent of the Representative representing the Secured Parties holding such Obligations. In addition, no Representative shall seek any relief from the automatic stay with respect to any Collateral without providing 30 days' prior written notice to the other, unless otherwise agreed by all the Representatives.
5.4    Adequate Protection. Each Representative, on behalf of itself and its other Secured Parties, agrees that, prior to the Senior Obligations Payment Date of each of the other Representatives, so long as the other Representatives and their respective other Secured Parties comply with this Section, none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by another Secured Party for adequate protection of its interest in the Collateral or any adequate protection provided to such Secured Parties or (ii) any objection by a Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Collateral or (iii) the payment of interest, fees, expenses or other amounts to the a Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2. Each Representative, on behalf of itself and its other Secured Parties, further agrees that, prior to the Senior Obligations Payment Date of each of the other Representatives, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Senior Liens of the other Representatives for costs or expenses of preserving or disposing of any Collateral. Notwithstanding anything to the contrary set forth in this Section and in clause (i)(y) of Sections 5.2(a) and 5.2(b), but subject to all other provisions of this Agreement (including, without limitation, in clause (i) (x) of Sections 5.2(a) and 5.2(b)) and Section 5.3), in any Insolvency Proceeding, if any Secured Parties (or any subset thereof and such Secured Parties, herein the "benefited Secured Party Group") are granted adequate protection consisting of additional collateral that constitutes Senior Collateral of another Secured Party Group (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP financing or use of cash collateral, and such other Secured Party Group does not object to the adequate protection being provided to them, then in connection with any such DIP financing or use of cash collateral the applicable Representative of such other Secured Party Group, on behalf of itself and any of its other Secured Parties, may, as adequate protection of their interests in their Senior Collateral, seek or accept (and the other Representatives and Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Obligations of the other on the same basis as the other Liens on such Senior Collateral are so subordinated to applicable Junior Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the benefited Secured Party Group, provided, however, that each Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and its Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.
5.5    Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a "Recovery"), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
5.6    Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any

other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released the Junior Liens on such assets.
5.7    Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral on which it has a Junior Lien, such Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, such Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.
5.8    Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a "subordination agreement" under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
SECTION 6.    Receivables Assets.
6.1    Sale of Receivables Assets; True Sale; Release of Liens. It is the intent of the Loan Parties and the Receivables Buyer that the Receivables Transactions be accounted for and otherwise treated as true and absolute sales by the Originators and purchases by the Receivables Buyer and not as loans. Each of the Secured Parties agree that: (a) the Receivables purchased or contributed to the Receivables Buyer under the terms of the Receivables Sale Agreement and all related Receivables Assets, shall for all purposes of this Agreement (i) be owned by the Receivables Buyer, (ii) be transferred to the Receivables Buyer free and clear of all Liens of the Secured Parties or any one of them (other than the Receivables Lien of the Receivables Secured Parties), (iii) once so transferred, be subject to a first priority Lien in favor of the Receivables Secured Parties, and (iv) not constitute Collateral hereunder; and (b) effective upon each such transfer or sale by any Originator of the applicable Receivables Assets, any liens of the Secured Parties (other than the Receivables Lien of the Receivables Secured Parties) on the Receivables Assets so transferred or sold, shall be automatically and unconditionally released with no further consent or action of any Person. Notwithstanding the foregoing, nothing contained herein shall release any Secured Party's Lien in the Proceeds received by or owing to any Originator for the sale of any Receivables Assets to the Receivables Buyer or any Originator's other rights, claims, general intangibles and supporting obligations arising under or in connection with the sale of any Receivables Assets or the Receivables Sale Agreement.
(a)    If Receivables Sales Deemed Loans. If an Originator (notwithstanding the parties' intent that the Receivables Transactions be accounted for and otherwise treated as true and absolute sales by the Originators and purchases by the Receivables Buyer and not as loans) has or is deemed to have any right, title or interest in any Receivables Assets after they are sold to the Receivables Buyer, then such Receivables Assets will thereafter be Collateral hereunder and the Security Interests of ABL Representative and the Term Debt Representative shall automatically reattach to such property without any further action by any Secured Party, any Loan Party or other party; provided that nothing contained herein shall operate to release or establish any preference or priority over any lien on the Receivables Assets created in favor of the Receivables Buyer pursuant to the Receivables Sale Agreement under such circumstances.
(b)    Conversion of Receivables Assets to ABL Priority Collateral. If any Receivables Asset

purchased or assigned to the Receivables Buyer is sold, conveyed or otherwise transferred back to an Originator or another Loan Party then (a) the Security Interests of ABL Representative and the Term Debt Representative shall automatically reattach to such property without any further action by any Secured Party, any Loan Party or other party; (b) such property will be Collateral and ABL Priority Collateral hereunder; and (c)  such property will no longer be Receivables Assets or Receivables Priority Collateral hereunder.
(c)    Receivables Priority Collateral. If any Receivables Assets are deemed to be Collateral in accordance with Section 6.1(a), then the Receivables Assets shall be "Receivables Priority Collateral" hereunder subject to the operation of Section 6.1(b).
6.2    Capital Stock of Receivables Buyer; Limit on Insolvency Proceedings Actions. The Receivables Buyer is owned by Borrower and, as a result, the Capital Stock issued by the Receivables Buyer is Collateral and ABL Priority Collateral hereunder. Each Secured Party hereby agrees that prior to the date that is one year and one day after the payment in full of all Receivables Obligation, it shall not commence an Insolvency Proceeding against the Receivables Buyer nor, through the exercise of any Enforcement Right by such Secured Party, cause the Receivables Buyer to file an Insolvency Proceeding.
SECTION 7.    Modification to Documents.
(a)    Each Loan Party and the Term Debt Representative, on behalf of itself and the Term Debt Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Debt Documents in violation of this Agreement.
(b)    Each Loan Party and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents in violation of this Agreement.
(c)    Each Loan Party, the Receivables Buyer and the Receivables Representative each agree that it shall not at any time execute or deliver any amendment or other modification to the Receivables Documents or the Credit and Security Agreement in violation of this Agreement.
(d)    Solely in the case of the Senior ABL/Term Security Documents, and without affecting any Receivables Security Document or any rights of the Receivables Representative, in the event the ABL Representative or the Term Debt Representative enters into any amendment, waiver or consent in respect of any of the Senior ABL/Term Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior ABL/Term Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral subject thereto, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Documents shall be made without the prior written consent of the Junior Representative, (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (v) such amendment, waiver or modification to the applicable Junior Security Documents shall be approved by Borrower in writing.
SECTION 8.    Purchase Options.
8.1    Notice of Exercise. (i) Upon the occurrence and during the continuance of an "Event of Default" under the ABL Documents, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies, all or a portion of the Term Debt Secured Parties, acting as a single group, shall have the option at any time upon five (5) Business Days' prior written notice to the ABL Representative to purchase all of the ABL Obligations from the ABL Secured Parties. Such notice from such Term Debt Secured Parties to the ABL Representative shall be irrevocable.
(b)    Upon the occurrence and during the continuance of an "Event of Default" under the Term Debt Documents, if such Event of Default remains uncured or unwaived for at least thirty (30) consecutive days and the Term Debt Representative has not agreed to forbear from the exercise of remedies, all or a portion of the ABL Creditors, acting as a single group, shall have the option at any time upon five (5) Business Days' prior written notice to the Term Debt Representative to purchase all of the Term Debt Obligations from the lenders under the Term Loan Agreement or holders of the Senior Secured Notes. Such notice from such ABL Creditors to the Term Debt Representative shall be irrevocable.
8.2    Purchase and Sale. (i) On the date specified by the relevant Term Debt Secured Parties in the notice contemplated by Section 8.1(a)  above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by the ABL Representative of the notice of the relevant Term Debt Secured Parties' election to exercise such option), the ABL Lenders shall sell to the relevant Term Debt Secured Parties, and the relevant Term Debt Secured Parties shall purchase from the ABL Lenders, the ABL Obligations, provided that, the ABL Representative and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.
(b)    On the date specified by the relevant ABL Creditors in the notice contemplated by Section 8.1(b) above (which shall not be less than five (5) Business Days, nor more than twenty (20) calendar days, after the receipt by Term Debt Representative of the notice of the relevant ABL Creditor's election to exercise such option), the holders of the Senior Secured Notes and lenders under the Term Loan Agreement shall sell to the relevant ABL Creditors, and the relevant ABL Creditors shall purchase from the holders of the Senior Secured Notes and lenders under the Term Loan Agreement, the Term Debt Obligations, provided that, the Term Debt Representative and the Term Debt Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Debt Documents but shall not retain any rights to the security therefor.
8.3    Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Debt Secured Parties or the relevant ABL Creditors, as applicable, shall (a) pay to the ABL Representative for the benefit of the ABL Lenders (with respect to a purchase of the ABL Obligations) or to the Term Debt Representative for the benefit of the holders of the Senior Secured Notes and lenders under the Term Loan Agreement (with respect to a purchase of the Term Debt Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Debt Obligations, as applicable, then outstanding and unpaid

(including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Representative in a manner and in such amounts as the ABL Representative determines is reasonably necessary to secure the ABL Representative, the ABL Secured Parties, letter of credit issuing banks and applicable affiliates in connection with any issued and outstanding letters of credit, hedging obligations and cash management obligations secured by the ABL Documents, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Representative, the ABL Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Representative has not yet received final payment, (d) agree to reimburse the ABL Secured Parties or the Term Debt Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Debt Documents, as applicable, as to matters or circumstances known to the ABL Representative or the Term Debt Representative, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to the ABL Secured Parties, the Term Debt Secured Parties or letter of credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the ABL Secured Parties or the Term Debt Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Debt Obligations, as applicable, as a direct result of any acts by any Term Debt Secured Party or any ABL Secured Party, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Representative or the Term Debt Representative, as applicable, may designate in writing for such purpose.
8.4    Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (including the ABL Representative or the Term Debt Representative, if applicable) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Debt Obligations, as applicable, being purchased from it, (b) that such selling party owns the ABL Obligations or Term Debt Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such selling party has the right to assign such ABL Obligations or Term Debt Obligations, as applicable, and the assignment is duly authorized.
SECTION 9.    Reliance; Waivers; etc.
9.1    Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Debt Representative, on behalf of it itself and the other Term Debt Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative, the other ABL Secured Parties, the Receivables Buyer, the Receivables Representative and the other Receivables Secured Parties. The Term Debt Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Debt Representative, the other Term Debt Secured Parties, the Receivables Buyer, the Receivables Representative and the other Receivables Secured Parties. The Receivables Sale Agreement is deemed to have been executed and delivered and purchases made thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Receivables Buyer and the Receivables Representative expressly waive all notices of the acceptance of and reliance on this Agreement by the Term Debt Representative, the other Term Debt Secured Parties, the ABL Representative and the other ABL Secured Parties.
9.2    No Warranties or Liability. The Term Debt Representative, the ABL Representative, the Receivables Buyer and the Receivables Representative acknowledge and agree that none of them has made any representation or warranty hereunder with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document, any Term Debt Document, the Receivables Documents or the Credit and Security Agreement. Except as otherwise provided in this Agreement, the Term Debt Representative, the ABL Representative, the Receivables Buyer and the Receivables Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
9.3    No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents, the Term Debt Documents or the Receivables Documents or any noncompliance by the Receivables Buyer with the terms and conditions of the Credit and Security Agreement.
SECTION 10.    Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:
(a)    any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;
(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or the Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;
(c)    any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;
(d)    the commencement of any Insolvency Proceeding in respect of any Loan Party; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or any Junior Secured Party in respect of this Agreement.
SECTION 11.    Miscellaneous.
11.1    Rights of Subrogation. Each Representative, for and on behalf of itself and its other Secured

Parties, agrees that no payment to any other Representative or any other Secured Party pursuant to the provisions of this Agreement shall entitle it or any of its Secured Parties to exercise any rights of subrogation in respect thereof until the Senior Obligations Payment Date applicable to the Obligations of the other Secured Parties. Following the Senior Obligations Payment Date applicable to its Obligations, each Representative agrees to execute such documents, agreements, and instruments as any other Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Obligations resulting from payments to such Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Representative are paid by such Person upon request for payment thereof.
11.2    Further Assurances. Each Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any other Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 11.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 11.2.
11.3    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document or the Credit and Security Agreement, the provisions of this Agreement shall govern.
11.4    Continuing Nature of Provisions. Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be terminable by any party hereto, until any two of the Obligations payment dates (i.e., the ABL Obligations Payment Date, the Term Debt Obligations Payment Date and the Receivables Obligations Payment Date) shall have occurred; provided that if a Replacement ABL Agreement, Replacement Senior Secured Notes Agreement, Replacement Term Loan Agreement or Replacement Receivables Sale Agreement, as applicable, is entered into following such termination, the relevant Secured Parties agree to, upon the request of any Loan Party, restore this Agreement on the terms and conditions set forth herein until the earlier to occur of the next following ABL Obligations Payment Date, Term Debt Obligations Payment Date or Receivables Obligations Payment Date. This is a continuing agreement and the Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof. In furtherance of the foregoing:
(a)    Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into entered into a Replacement ABL Agreement (which notice shall include the identity of the new ABL Representative), the Term Debt Representative and the Receivables Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new ABL Representative shall reasonably request in order to provide to the new ABL Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new ABL Representative any ABL Priority Collateral held by it, together with any necessary endorsements (or otherwise allow the new ABL Representative to obtain control of such ABL Priority Collateral), and (iii) take such other actions as the Loan Parties or the new ABL Representative may reasonably request to provide the new ABL Representative or the applicable the ABL Secured Parties the benefits of this Agreement. The new ABL Representative shall agree in a writing addressed to the Term Debt Representative and the Receivables Representative to be bound by the terms of this Agreement.
(b)    Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into a Replacement Senior Secured Notes Agreement or a Replacement Term Loan Agreement (which notice shall include the identity of the new Term Debt Representative, if applicable), the ABL Representative and the Receivables Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Term Debt Representative shall reasonably request in order to provide to the new Term Debt Representative or the applicable new Term Debt Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Term Debt Representative any Term Debt Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Term Debt Representative to obtain control of such Term Debt Priority Collateral), and (iii) take such other actions as the Loan Parties or the new Term Debt Representative may reasonably request to provide the new Term Debt Representative the benefits of this Agreement. The new Term Debt Representative shall agree in a writing addressed to the ABL Representative and the Receivables Representative to be bound by the terms of this Agreement.
(c)    Upon receipt of a notice from the Loan Parties stating that the Loan Parties (or any of them) have entered into entered into a Replacement Receivables Sale Agreement (which notice shall include the identity of the new Receivables Buyer), the ABL Representative and the Term Debt Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Loan Parties or the new Receivables Buyer shall reasonably request in order to provide to the new Receivables Buyer or the applicable new Receivables Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Receivables Buyer any Receivables Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Receivables Buyer to obtain control of such Receivables Priority Collateral), and (iii) take such other actions as the Loan Parties or the new Receivables Buyer may reasonably request to provide the new Receivables Buyer the benefits of this Agreement. The new Receivables Buyer shall agree in a writing addressed to the other Representatives to be bound by the terms of this Agreement.
(d)    Upon receipt of a notice from the Receivables Buyer stating it has entered into a Replacement Credit and Security Agreement (which notice shall include the identity of the new Receivables Representative), the ABL Representative and the Term Debt Representative shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Receivables Buyer shall reasonably request in order to provide to the new Receivables Representative and the applicable new Receivables Secured Parties the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, (ii) deliver to the new Receivables Representative any Receivables Priority Collateral held by it together with any necessary endorsements (or otherwise allow the new Receivables Representative to obtain control of such Receivables Priority Collateral), and (iii) take such other actions as the Receivables Buyer or new Receivables Representative may reasonably request to provide the new Receivables Representative the benefits of this Agreement. The new Receivables Representative shall agree in a writing addressed to the other Representatives to be bound by the terms of this Agreement.
11.5    Amendments; Waivers. (i) No amendment or modification of or supplement to any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the all the Representatives, and, in the cases of (i) amendments or modifications of Sections 2.6(b), 3.5, 3.6, 4.2, 6, 11.4, 11.5, 11.7, 11.8 that indirectly or directly affect the rights or duties of any Loan Party and (ii) amendments or modifications of or supplements to this Agreement that directly affect the rights or duties of any Loan Party, such Loan Party. Each Representative shall notify Borrower at the address specified in the signature pages to this Agreement of any amendment or modification of or supplement to any provisions of this Agreement which does not need to be signed by a Loan Party and provide Borrower with a copy of such amendment, modification or supplement.
(b)    It is understood that each Representative, without the consent of any other Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations ("Additional Debt") of any of the Loan Parties become ABL Obligations, Receivables Obligations or Term Debt Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations, Receivables Obligations or Term Debt Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement, Receivables Sale Agreement and Term Debt Agreement then extant, and is permitted by such agreements to be subject to the provisions of this Agreement as ABL Obligations, Receivables Obligations, or Term Debt Obligations, as applicable.
(c)    Notwithstanding the terms of Section 11.5(a) and (b), in the event that the Term Debt Representative, the Receivables Buyer or the Receivables Representative does not take the actions contemplated by Section 11.4(a) in connection with any permitted Additional Debt within 10 days after the delivery of a written request to do so, the ABL Representative, without the consent of the Term Debt Representative, the Receivables Buyer or the Receivables Representative, may modify this Agreement (which modification may take the form of an amendment and restatement of this Agreement) for the purpose of having any Replacement ABL Agreement or Additional Debt of any of the Loan Parties become ABL Obligations under this Agreement, which agreement shall specify that such Replacement ABL Agreement or Additional Debt constitutes ABL Obligations, provided, that such Additional Debt is permitted to be incurred pursuant to each Term Debt Agreement then extant, and is permitted by such agreements (as determined by the ABL Representative in good faith and certified by an officer of Borrower to the Term Debt Representative and the Receivables Buyer) to be subject to the provisions of this Agreement as ABL Obligations, as applicable.
11.6    Information Concerning Financial Condition of the Loan Parties. Each Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of its Obligations. Each Representative hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the applicable Loan Documents or Credit and Security Agreement, as applicable). In the event a Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
11.7    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

11.8    Submission to Jurisdiction; JURY TRIAL WAIVER. (i) Each Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
(b)    Each Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.9    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.9) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
11.10    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and assigns (including any Person to whom a Lien has been granted in a party's rights under this Agreement), and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. The Receivables Buyer has collaterally assigned this Agreement to the Receivables Representative under the terms of the Credit and Security Agreement.
11.11    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.12    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.13    Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the Loan Documents to which it is a party, the Receivables Sale Agreement to which it is a party or the Credit and Security Agreement (to the extent such Secured Party is a party thereto) or to demand payment under any guarantee in respect thereof.
11.14    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
11.15    Additional Loan Parties. Borrower shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.
11.16    Amendment and Restatement. This Agreement amends and restates the Prior Intercreditor Agreement in its entirety.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (as assignee of JPMorgan Chase Bank, N.A.), as ABL Representative for and on behalf of the ABL Secured Parties

By:    /s/ James V. Kenwood
James V. Kenwood, Executive Director

By:    /s/ Izumi Fukushima
Izumi Fukushima, Executive Director

Address for Notices:

Rabobank Nederland
c/o Corporate Services
Attn: Punam Gambhir
10 Exchange Place, 16th Floor
Jersey City, New Jersey 07302
Phone: 201-499-5322
Fax: 914-304-9327

With a copy to:

Rabobank Nederland
13355 Noel Road, Suite 1000
Dallas, TX 75240-6645
United States of America
Attention James V. Kenwood
Telecopy (972) 419-6315

COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Receivables Representative

By:    /s/ Christopher Hartofills
Christopher Hartofills, Vice President

By:    /s/ Izumi Fukushima
Izumi Fukushima, Executive Director

Address for Notices:

Securitization - Middle Office
Rabobank International
245 Park Avenue
New York, New York 10167
Phone: 212.916.7932
Fax: 914.287.2254
Email: naconduit@rabobank.com

U.S. BANK NATIONAL ASSOCIATION, as Term Debt Representative for and on behalf of the Term Debt Secured Parties

By:___/s/ Jack Ellerin _____________________________
Name: Jack Ellerin
Title: Vice President

Address for Notices:

U.S. Bank National Association
Two Midtown Plaza
1349 West Peachtree Street NW
Suite 1050
Atlanta, Georgia 30309
Attention: Jack Ellerin
Phone: (404) 898-8830
Telecopy: (404) 898-2467

SMITHFIELD RECEIVABLES FUNDING, LLC, as the Receivables Buyer

By: SFFC, Inc., its managing partner

By:_/s/ Charles McCarrick______________________________
Name: Charles McCarrick
Title: President

Address for Notices:

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Robert Manly and Ken Sullivan
Telecopy: (757)-365-3070

Loan Parties:

Smithfield Foods, Inc., a Virginia corporation

By:        /s/ Timothy Dykstra
Name:    Timothy Dykstra
Title:    Vice President

Brown's Realty Partnership, a North Carolina general partnership
Carroll's Realty Partnership, a North Carolina general partnership
Smithfield-Carroll's Farms, a Virginia general partnership

By:	Murphy-Brown, LLC, as a general partner of each

By:    /s/ Timothy Dykstra
Name:    Timothy Dykstra
Title:     Vice President

Armour-Eckrich Meats LLC, a Delaware limited liability company
Farmland Foods, Inc., a Delaware corporation
John Morrell & Co., a Delaware corporation
Murphy-Brown LLC, a Delaware limited liability company
Murphy Farms of Texhoma, Inc., an Oklahoma corporation
Patrick Cudahy, LLC, a Delaware limited liability company
Premium Pet Health, LLC, a Delaware limited liability company
Premium Standard Farms, LLC, a Delaware limited liability company
Smithfield Global Products Inc., a Delaware corporation
The Smithfield Packing Company, Incorporated, a Delaware corporation
Smithfield Purchase Corporation, a North Carolina corporation
Smithfield Transportation Co., Inc., a Delaware corporation
Stefano Foods, Inc., a North Carolina corporation
SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.), a Delaware corporation

By:    /s/ Timothy Dykstra
Name:
Title:

Jonmor Investments, Inc., a Delaware corporation
Patcud Investments, Inc., a Delaware corporation
SFFC, INC., a Delaware corporation
SF Investments, Inc., a Delaware corporation

By:    /s/ Thomas S. Ottinger
Name:    Thomas S. Ottinger
Title:    Treasurer

Address for Notices for all Loan Parties:

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Robert Manly and Ken Sullivan

Telecopy: (757)-365-3070

ANNEX 1
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this "Agreement"), dated as of ________ ____, 201_, is executed by ________________________________, a _________________ (the "New Subsidiary") in favor of COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("ABL Representative") U.S. BANK, NATIONAL ASSOCIATION ("Term Debt Representative") SMITHFIELD RECEIVABLES FUNDING LLC (the "Receivables Buyer") and COÖPERATIEVE CENTRALE RAIFFEISEN–BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH (the "Receivables Representative") with respect to that certain Amended and Restated Intercreditor Agreement (the "Intercreditor Agreement"), dated as of June 9, 2011 among the ABL Representative, the Term Debt Representative, the Receivables Buyer, the Receivables Representative, Smithfield Foods, Inc., as borrower, and each of the other Loan Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.
The New Subsidiary, for the benefit of each Representative, hereby agrees as follows:
1.    The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Intercreditor Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Intercreditor Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.
2.    The address of the New Subsidiary for purposes of Section 11.9 of the Intercreditor Agreement is as follows:

3.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.
[NEW SUBSIDIARY]

By:
Name:
Title: